Exhibit (11) under N-1A
                                                     Exhibit 23 under 601/Reg SK





                         INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and
 Shareholders of FEDERATED INCOME TRUST:

We consent to the use in Post-Effective Amendment No. 27 to Registration Statement (No. 2-75366) of Federated Income Trust of our report dated March 12, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading `Financial Highlights'' in such Prospectus.



By:/s/ Deloitte & Touche LLP
   DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
March 25, 1997